UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2009

STEM CELL THERAPY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51931	88-0374180
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2203 N. Lois Avenue, 9th Floor, Tampa, FL 33607

(Address of principal executive offices – zip code)

(813) 283-2556

(Registrant’s telephone number, including area code)

Not applicable

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 10, 2009, Stem Cell Therapy International, Inc. (SCII) agreed to be a party to the settlement between Histostem, Incorporated, a Delaware Corporation (“Histostem USA”) and Histostem Corporation, a Korean Corporation (“Histostem Korea”). The agreement is contingent upon the close the SCII and Histostem Korea merger, and specifically, the agreement is contingent that at the close of the merger, SCII will acquire no less than 90% of the total fully diluted equity of Histostem Korea.

For the consideration provided by Histostem USA, including but not limited to a waiver of claims and a general release, Histostem Korea and SCII have agreed to the following consideration:

a)	$100,000 in cash, which will be divided into three equal payments over a two year period; and

b)	Seven-and-one-half percent (7.50%) of the fully diluted total outstanding shares of SCII common stock following the close of the merger between Histostem Korea and SCII.

A copy of the Settlement Agreement and Release is attached as Exhibit 10.1. The management of Stem Cell Therapy International, Inc. will continue to finalize a new merger agreement between SCII and Histostem Korea in the next fifteen days.

ITEM 7.01	REGULATION FD DISCLOSURE

TAMPA, Fla. – September 10, 2009 - Stem Cell Therapy International, Inc. (SCII), announces today that the Company has intervened into the settlement between Histostem Korea and Histostem USA. A copy of the release is attached as Exhibit 99.1.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit:

10.1	Settlement Agreement and Release

99.1	Press release dated September 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEM CELL THERAPY INTERNATIONAL, INC.

By:	/s/ Andrew J. Norstrud
Name:	Andrew J. Norstrud
Title:	Chief Financial Officer

Date: September 10, 2009